
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Michigan Bell Telephone Company's June 30, 1995 financial statements and is qualified in its entirety by reference to such financial statements
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                               0
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  607,400
<ALLOWANCES>                                    42,300
<INVENTORY>                                     26,300
<CURRENT-ASSETS>                               629,900
<PP&E>                                       7,676,100
<DEPRECIATION>                               4,513,000
<TOTAL-ASSETS>                               4,073,500
<CURRENT-LIABILITIES>                          809,900
<BONDS>                                      1,128,300
<COMMON>                                     1,721,800
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   (503,900)
<TOTAL-LIABILITY-AND-EQUITY>                 4,073,500
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             1,441,700
<CGS>                                                0<F3>
<TOTAL-COSTS>                                  978,200
<OTHER-EXPENSES>                               (1,000)
<LOSS-PROVISION>                                16,400
<INTEREST-EXPENSE>                              45,100
<INCOME-PRETAX>                                419,400
<INCOME-TAX>                                   142,900
<INCOME-CONTINUING>                            276,500
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   276,500
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Securities are not material and therefore have not been stated
separately in the financial statements. This amount is included in the Cash tag.
<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(B). This amount is included in the "Total Revenues" tag.
<F3>Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(B).

